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                                  POWER OF ATTORNEY

    I, the undersigned Treasurer and Principal Financial and Accounting Officer of PIMCO Funds: Multi-Manager Series and Cash Accumulation Trust, hereby constitute and appoint Robert A. Prindiville, Stephen J. Treadway, Newton B. Schott, Jr. and Joseph B. Kittredge, Jr., and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me, and in my name and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statements of PIMCO
Funds: Multi-Manager Series and Cash Accumulation Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them lawfully could do or cause to be done by virtue hereof.



Name:                         Capacity:                     Date:
----                          --------                      ----



/s/ John P. Hardaway         Treasurer and Principal       2/9/97
----------------------       Financial and Accounting
John P. Hardaway             Officer